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                                                                   Exhibit 23.01




                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 24, 2001 (except as to Note 5, which is as of March 22, 2001) included in Caraustar Industries, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.



/s/ Arthur Andersen LLP
Atlanta, Georgia
June 29, 2001